Exhibit 10.1

AMENDMENT NO. 3

TO AGREEMENT AND PLAN OF MERGER

AMENDMENT NO. 3 TO AGREEMENT AND PLAN OF MERGER, dated as of October 1, 2019 (this “Amendment”), by and among XpresSpa Group, Inc. (formerly known as Form Holdings Corp.), a Delaware corporation (“Parent”), XpresSpa Holdings, LLC, a Delaware limited liability company (the “Company”), and Mistral XH Representative, LLC, as representative of the unitholders of the Company (the “Unitholders’ Representative”). Each of Parent, the Company and the Unitholders’ Representative is sometimes referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Parties, FHXMS, LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Merger Sub”), and each of the unitholders of the Company (who were parties thereto or who become parties thereto by executing a joinder agreement) have entered into that certain Agreement and Plan of Merger, dated as of August 8, 2016, as amended to date (collectively, the “Merger Agreement”); and

WHEREAS, each of the Parties has agreed to amend the Merger Agreement to modify certain provisions thereof, as set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows, notwithstanding anything to the contrary contained in the Merger Agreement:

1. Escrow Release. Each Party agrees that the remaining shares of Parent Preferred Stock held in the Indemnity Escrow Fund shall be distributed as follows:

(a)	13,333 shares of Parent Preferred Stock shall be delivered to the Company on the date hereof, in satisfaction of Losses pursuant to the Notices of Claim described on Annex A hereto.

(b)	8,333 shares of Parent Preferred Stock shall remain in the Indemnity Escrow Fund until the 24 month anniversary of the date hereof (the “Claim Deadline”), solely to satisfy Qualified Remaining Losses. “Qualified Remaining Losses” means Losses with respect to a Qualified Claim (as defined on Annex A hereto) that meet all of the following criteria: (i) Parent is entitled to indemnification for such Losses pursuant to the Merger Agreement, (ii) Parent has actually incurred such Losses after the date hereof and prior to the Claim Deadline, and (iii) a Notice of Claim has been timely delivered with respect to the matter giving rise to such Losses prior to the date hereof.

(c)	All shares of Parent Preferred Stock held by the Escrow Agent pursuant to the Escrow Agreement, other than those described in the preceding clauses (a) and (b), shall be released to the Company Unitholders on the date hereof.

2. Treatment of Remaining Indemnity Escrow Fund.

(a)	The Parties acknowledge that, pursuant to that certain Amendment to the Certificate of Designation of Preferences, Rights and Limitations of the Series D Convertible Preferred Stock, dated as of July 8, 2019, upon receipt of stockholder approval each share of Parent Preferred Stock will be converted into Parent Common Stock at a conversion price of $2.00 per share of Parent Common Stock (the “Conversion”). The Parties agree that, for purposes of valuing shares of Parent Common Stock held in the Indemnity Escrow Fund following the Conversion, each share of Parent Common Stock shall be valued at $2.00 per share; provided that, in the event that the market price of the Parent Common Stock exceeds $2.00 per share, the Unitholders’ Representative may direct the Escrow Agent to sell such Parent Common Stock, place cash equal to $2.00 per share of sold Parent Common Stock in the Indemnity Escrow Fund, and distribute any excess proceeds to the Company Unitholders. Parent shall cooperate with, and take all reasonable actions (including issuing a joint authorization to the Escrow Agent) to enable, the Unitholders’ Representative to take the actions described in the preceding sentence.

(b)	On the Claim Deadline, any and all assets remaining in the Indemnity Escrow Fund (except for Parent Common Stock (valued in accordance with the provisions of this Amendment) and/or cash with an aggregate value equal to any Qualified Remaining Losses that have not been paid to Parent as of such date) shall be released to the Company Unitholders. Parent shall cooperate with, and take all reasonable actions (including issuing a joint authorization to the Escrow Agent) to cause the occurrence of the release described in the preceding sentence.

(c)	From and after the date hereof, (i) no Parent Indemnitee shall deliver a Notice of Claim or otherwise seek indemnification pursuant to the Merger Agreement (other than with respect to a Qualified Remaining Loss, as and to the extent provided in this Amendment) and (ii) the Parent Indemnitees’ sole recourse with respect to any indemnifiable Losses shall be the Indemnity Escrow Fund.

3. Reference to and Effect in the Merger Agreement.

(a)	Upon the effectiveness of this Amendment, each reference in the Merger Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Merger Agreement shall mean and be a reference to the Merger Agreement as amended hereby.

(b)	Except as specifically amended herein, the Merger Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed, and the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Merger Agreement.

4. Counterparts. This Amendment may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by electronic communication, facsimile or otherwise).

5. Governing Law. This Amendment shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the State of Delaware without regard to the conflicts of law principles thereof.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to Agreement and Plan of Merger to be executed as of the date first above written.

XPRESSPA GROUP, INC.

By:	/s/ Douglas Satzman
Name: Douglas Satzman
Title: CEO

XPRESSPA HOLDINGS, LLC

By:	/s/ Douglas Satzman
Name: Douglas Satzman
Title: CEO

MISTRAL XH REPRESENTATIVE, LLC, as Unitholders’ Representative

By:	/s/ Andrew R. Heyer
Name: Andrew R. Heyer
Title: CEO